EXHIBIT 99.1

For Immediate Release: March 16, 2016

Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP. ANNOUNCES:
Suspension of Offering Pending Evaluation of Fund Structure Alternatives and
Concurrent Suspension of Distribution Reinvestment Plan

Los Angeles, CA and New York, NY - (March 16, 2016) - The Board of Directors (the “Board”) of Griffin-Benefit Street Partners BDC Corp. (“GB-BDC”) has determined it is in the best interest of GB-BDC and its stockholders to suspend the continuous public offering of GB-BDC’s common stock (the “Offering”) under its prospectus, dated December 10, 2015. The Board’s determination was based on Griffin Capital BDC Advisor, LLC’s (the “Advisor”) belief that market conditions and GB-BDC’s current structure are not conducive to continuing the Offering. The Adviser has proposed to the Board that GB-BDC elect an alternative fund structure that is expected to reduce the GB-BDC’s exposure to potential federal and state regulatory challenges and unfavorable market conditions facing non-traded BDCs. Such alternative structures include an interval fund structure through which the GB-BDC may be allowed to consummate investments generally not otherwise available to BDCs.

The Board has not made a decision to pursue any specific alternative structure. Any determination to alter the structure of GB-BDC would be subject to both Board and stockholder approval. GB-BDC will continue to operate as a non-traded BDC unless and until both the Board and stockholders approve an alternative structure.

The suspension of GB-BDC’s Offering is effective March 15, 2016. GB-BDC has requested its exclusive dealer manager, Griffin Capital Securities, LLC, to inform its network of broker-dealers, financial advisors, and affiliated selling groups that GB-BDC has suspended the Offering. The transfer agent for GB-BDC will not accept subscriptions received on or after March 15, 2016. GB-BDC will cancel and issue refunds for all subscriptions received on or after March 4, 2016. GB-BDC will also send written notification to its stockholders that it is suspending its distribution reinvestment plan, effective March 15, 2016.

Kevin Shields, Chairman and CEO of Griffin Capital Corporation, the sponsor of the Offering, and Chairman and President of GB-BDC, commented: “After extensive internal deliberation, including discussions with our valued sub-adviser Benefit Street Partners, and discussions with the Board, we collectively concluded it is in the best interests of our stockholders to reevaluate the BDC structure and consider alternative structures to broaden our investment mandate and enhance overall financial performance. Contemporaneous hereto, Griffin Capital Corporation has issued its own press release addressing both its concerns and structural considerations. We look forward to sharing information with the market in the near term regarding both our plans for the GB-BDC and our exciting product development initiatives.”

About Griffin-Benefit Street Partners BDC
Griffin-Benefit Street Partners BDC (“GB-BDC”) is a publicly registered non-traded business development company that has elected to be regulated under the Investment Company Act of 1940 and intends to invest primarily in secured debt (including senior secured, unitranche and second lien debt) and unsecured debt (including senior unsecured and subordinated debt), as well as equity and equity related securities issued by private U.S. companies primarily in the middle market or public U.S. companies with market equity capitalization of less than $250 million. GB-BDC is sponsored by Griffin Capital, advised by a subsidiary of Griffin Capital and is sub-advised by Benefit Street Partners L.L.C.

About Griffin Capital Corporation and Griffin Capital BDC Advisor, LLC
Griffin Capital BDC Advisor, LLC (“GBA”), an indirect subsidiary of Griffin Capital Corporation (“GCC”), serves as the investment adviser to GB-BDC.  GBA is primarily responsible for managing all day-to-day operations and providing investment advisory and management services to GB-BDC, including reviewing and approving investments. GCC is a privately-held, Los Angeles headquartered investment and management company with a 20-year track record sponsoring real estate investment vehicles and managing institutional capital. GCC is led by senior executives, each with more than two decades of real estate and capital markets experience who have collectively closed transactions representing over $20 billion in value. Griffin Capital and affiliates, through the end of 2015, owned, managed, sponsored and/or co-sponsored an institutional-quality portfolio of commercial real estate located in the United States and United Kingdom, representing approximately $6.7 billion in asset value. Additional information about GCC is available at www.griffincapital.com

About Benefit Street
Benefit Street Partners L.L.C. (“BSP”) serves as the Sub-Adviser to GB-BDC.  BSP is primarily responsible for assisting with sourcing, originating, conducting due diligence on, and recommending investments to GBA. Benefit Street and its affiliates manage assets across a broad range of credit strategies including middle market private debt, long-short liquid credit, long-only credit and commercial real estate debt.  Benefit Street has a team of approximately 109 employees, including 67 investment professionals, which collectively provide a debt investment management capability by combining industry knowledge and relationships with credit markets expertise.  Benefit Street has capabilities across the full credit spectrum - from subordinated and mezzanine to senior secured debt - and has experience investing through multiple business cycles.  BSP is an affiliate of Providence Equity Partners L.L.C. (“Providence”), a leading, global sector-focused private equity firm. Founded over 25 years ago, Providence has invested in over 150 companies, currently has $45 billion in capital under management in its equity and credit platforms.

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Investors are advised to carefully consider the investment objectives, risks, and charges and expenses of GB-BDC before investing. The prospectus, which has been filed with the Securities and Exchange Commission, contains this and other information about GB-BDC and should be read carefully before investing.

This press release may contain certain forward-looking statements. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to uncertainties relating to: our future operating results; our business prospects; the impact of the investments that we make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources, financing sources and working capital; the use of borrowed money to finance a portion of our investments; the timing of cash flows, if any, from the operations of our portfolio companies; the timing and amount of distributions and dividends from the companies in which we may invest; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest; our ability to locate suitable investments for us and to monitor and administer our investments; the ability to attract and retain highly talented professionals; the general economy and its impact on the industries in which we invest; our ability to source favorable private investments; the tax status of the companies in which we invest; our tax status; the effect of changes to tax legislation; changes in the economy; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations; and other risk factors as outlined in the prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities. A registration statement relating to these securities was filed and has been declared effective by the Securities and Exchange Commission. Copies of the prospectus can be obtained by contacting the dealer manager, Griffin Capital Securities, LLC, at (949) 270-9300.